UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 987-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Third Amended and Restated Credit Agreement

Effective August 12, 2026, Diodes Incorporated (the “Company”), Diodes Holdings UK Limited (the “Foreign Borrower” and, collectively with the Company, the “Borrowers”), and certain subsidiaries of the Company as guarantors, entered into the Amendment No. 1 to Third Amended and Restated Credit Agreement (the “Amendment”) that amends that certain Third Amended and Restated Credit Agreement dated as of May 26, 2023 (as amended, modified and/or supplemented from time to time prior to the date of the Amendment, the “Existing Credit Agreement”), among the Borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Certain capitalized terms used in this description of the Amendment have the meanings given to them in the Amendment or the Existing Credit Agreement.

The Amendment amends and modifies the Company’s existing senior credit facilities under the Existing Credit Agreement to, among other things: (i) extend the maturity date of the revolving credit facility to August 12, 2031; (ii) modify the pricing grid applicable to drawn and undrawn amounts under the revolving credit facility; (iii) permit the additional indebtedness contemplated by the Company’s offering of convertible senior notes described below; (iv) amend certain financial covenants; and (v) amend certain negative covenants, in each case as more particularly described in the Amendment.

The foregoing summary does not purport to be a complete summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Convertible Senior Notes, Capped Call Transactions and Share Repurchase

Indenture and Notes

On August 18, 2026, the Company completed its previously announced private offering (the “Offering”) of $375 million aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “Notes”), which includes the exercise in full of the initial purchasers’ option to purchase up to an additional $50.0 million principal amount of Notes. The Notes were issued pursuant to an indenture, dated August 18, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes are general senior unsecured obligations of the Company and will mature on August 15, 2031, unless earlier converted, redeemed or repurchased. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. Special interest will accrue on the Notes in the circumstances and at the rates provided in the Indenture. Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding May 15, 2031 only under the following circumstances: (1) at any time during the 30 consecutive trading day period beginning on, and including, the 21st trading day of any calendar quarter commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price of the Company’s common stock, par value $0.66 2/3 per share (the “Common Stock”), exceeds 130% of the conversion price for each of at least five trading days (whether or not consecutive) during the first 20 consecutive trading days of such calendar quarter; (2) during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after May 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 6.8594 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $145.79 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 50.0% over the last reported sale price of $97.19 per share of the Common Stock on the Nasdaq Global Select Market on August 13, 2026. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid special interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

The Company may not redeem the Notes prior to August 20, 2029. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations described in the Indenture), at its option, on a redemption date on or after August 20, 2029 and before the 31st scheduled trading day immediately prior to the maturity date if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable, including:

•
default in any payment of special interest on any Note when due and payable and the default continues for a period of 30 days;
•
default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
•
failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;
•
failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, in either case when due and such failure continues for five business days, or (ii) notice of a specified corporate transaction when due and such failure continues for three business days;
•
failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;
•
failure by the Company to comply with any of the other agreements in the Notes or the Indenture for 60 days after receipt of written notice of such failure from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding;
•
default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $25,000,000 (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and
•
certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid special interest, if any, on all of the Notes then outstanding shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, declare 100% of the principal of and accrued and unpaid special interest, if any, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to the Company’s failure to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the Notes as set forth in the Indenture.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference. The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to such exhibit.

Capped Call Transactions

On August 13, 2026, in connection with the pricing of the Notes, and on August 14, 2026, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the initial purchasers of the Notes or their respective affiliates and other financial institutions (the “Option Counterparties”), pursuant to capped call confirmations in substantially in the form filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference. The Capped Call Transactions cover, subject to customary adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $194.38 per share (which represents a premium of 100.0% over the last reported sale price of the Common Stock of $97.19 per share on the Nasdaq Global Select Market on August 13, 2026), and is subject to certain adjustments under the terms of the Capped Call Transactions.

Share Repurchase

Concurrently with the pricing of the Notes, the Company entered into share repurchase transactions (the “Share Repurchases”) with one of the initial purchasers (or its affiliate) (the “Repurchase Counterparty”) pursuant to which the Company repurchased approximately 0.36 million shares of Common Stock from the Repurchase Counterparty at a purchase price of $97.19 per share (which equals the last reported sale price of the Common Stock on the Nasdaq Global Select Market on August 13, 2026) for an aggregate purchase price of approximately $35.0 million.

Proceeds

The Company’s net proceeds from the Offering were approximately $364.6 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company used $21.9 million of the net proceeds to pay the cost of the Capped Call Transactions and approximately $35.0 million to fund the Share Repurchases. The Company expects to use the remaining net proceeds for general corporate purposes, including potential future acquisitions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 is incorporated by reference into this Item 3.02.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement.

The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a registration statement for the resale of the Notes or any shares of Common Stock issuable upon conversion of the Notes.

Based on the initial conversion rate, the Notes are initially convertible into 2,572,275 shares of Common Stock and, in limited circumstances, are convertible into a maximum of 3,858,413 shares of Common Stock. The Notes are subject to customary anti-dilution adjustment provisions. To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Item 8.01. Other Events.

Press Releases

On August 13, 2026, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 14, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

Any statements made in this Current Report on Form 8-K that are not based on historical fact are forward-looking statements, including statements concerning Capped Call Transactions, including the potential dilution reduction, the conversion of the Notes, the anticipated use of proceeds from the Offering, the share repurchase, and the amendment to the Company’s credit agreement. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. Any forward-looking statements made in this report represent management’s best judgment as to what may occur in the future. However, the Company’s actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions, and may differ materially from what is expressed. For a description of factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of August 18, 2026, by and between Diodes Incorporated and U.S. Bank Trust Company, National Association, as Trustee (including the form of the Notes attached thereto as Exhibit A).

4.2	Form of Global Note representing Diodes Incorporated’s 0.00% Convertible Senior Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1

Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of August 12, 2026, by and among Diodes Incorporated, Diodes Holding UK Limited, certain subsidiaries of Diodes Incorporated party thereto, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.*

10.2	Form of Confirmation for Capped Call Transactions.
99.1	Press release titled “Diodes Incorporated Announces Proposed Private Placement of $325 Million of Convertible Senior Notes” dated August 13, 2026.
99.2	Press release titled “Diodes Incorporated Announces Pricing of Private Placement of Convertible Senior Notes,” dated August 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date:	August 18, 2026	By:	/s/Brett R. Whitmire
Brett R. Whitmire Chief Financial Officer